LIVERAMP ANNOUNCES SECOND QUARTER RESULTS

Total Revenue Up 16% and Subscription Revenue Up 14%

Raising FY23 Operating Income Guidance

$100 Million of Stock Repurchased Fiscal Year to Date

SAN FRANCISCO, Calif., November 8, 2022—LiveRamp® (NYSE: RAMP), the leading global data enablement platform, today announced its financial results for the quarter ended September 30, 2022.

Q2 Financial Highlights1

•Total revenue was $147 million, up 16%.

•Subscription revenue was $120 million, up 14%, and accounted for 81% of total revenue.

•Marketplace & Other revenue was $27 million, up 25%.

•GAAP gross profit was $105 million, up 14%. GAAP gross margin of 71% contracted by 1 percentage point. Non-GAAP gross profit was $111 million, up 13%. Non-GAAP gross margin of 75% contracted by 2 percentage points.

•GAAP operating loss was $29 million compared to $6 million in the prior year period. Non-GAAP operating income was $17 million compared to $18 million in the prior year period.

•GAAP loss per share was $0.45, and non-GAAP earnings per share were $0.22.

•Net cash provided by operating activities was $21 million compared to $11 million in the prior year period.

•During the quarter, the Company repurchased approximately 1.7 million shares for $40 million under its current share repurchase program. Fiscal year to date the Company has repurchased approximately 3.8 million shares for $100 million. Since inception of the program in August 2011, the Company has returned approximately $1.3 billion in capital to shareholders.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“Despite challenging macroeconomic conditions, we delivered healthy second quarter results, with 16% revenue growth and strong free cash flow,” said LiveRamp CEO Scott Howe. “Our second quarter results demonstrate the vital role LiveRamp plays for our customers. We continue to lead the industry in identity resolution and data collaboration through our Safe Haven® platform.”

“In this period of uncertainty, we’ve tightened our belts,” added President and CFO Warren Jenson. “As a result, we’re increasing our FY23 non-GAAP operating income guidance to approximately $60 million, representing growth of more than 40% year-on-year.”

1 Unless otherwise indicated, all comparisons are to the prior year period.
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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its second fiscal quarter ($ in millions):

	Q2 Fiscal 2023		Q2 Fiscal 2022
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$120	—	$105	—
YoY change %	14%		23%
Marketplace & other revenue	$27	—	$22	—
YoY change %	25%		16%
Total revenue	$147	—	$127	—
YoY change %	16%		22%

Gross profit	$105	$111	$92	$98
% Gross margin	71%	75%	72%	77%
YoY change, pts	(1)pts	(2)pts	6pts	5pts

Operating income (loss)	$(29)	$17	$(6)	$18
% Operating margin	(20)%	12%	(5)%	14%
YoY change, pts	(15)pts	(2)pts	21pts	13pts

Net earnings (loss)	$(30)	$15	$(6)	$18
Earnings (loss) per share	$(0.45)	$0.22	$(0.09)	$0.26

Shares to Calculate EPS	67.1	67.6	68.0	69.3
YoY change %	(1)%	(3)%	3%	1%
Net operating cash flow	$21	—	$11	—
Free cash flow to equity	—	$19	—	$10

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•The Company’s Authenticated Traffic Solution (ATS) has reached global scale. There are currently more than 125 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Amobee, Criteo, dataxu, and MediaMath. Further, in March 2022, LiveRamp announced an expanded partnership with The Trade Desk to power European Unified ID (EUID) via its ATS infrastructure.

•To date, over 1,500 publishers, representing more than 11,500 deployed domains, have integrated ATS worldwide, including Amazon Publisher Services, Microsoft, Hearst, CafeMedia, Leaf Group, Prisma Media and Burda.

•The Company recently announced an expanded partnership with Meta, enabling marketers to privately and securely use their first-party data to target, measure, and optimize campaigns to drive greater returns from their marketing investments -- all powered by LiveRamp's people-based, privacy-first identifier, RampID. LiveRamp's ATS is also now available for marketers to connect to Facebook's Conversions API (CAPI), a tool that creates, measures and optimizes advertising campaigns in flight.

•In September 2022, the Company announced that its identity solutions will be directly integrated with Genie, Salesforce’s new real-time customer data platform (CDP). Genie customers will have access to LiveRamp tools to build more accurate audiences powered by RampID™, the Company’s people-based identifier that provides access to 125+ DSPs/SSPs and our network of publishers.

•LiveRamp added 10 net new direct subscription customers in the second quarter. Customer count at quarter end was 920, up from 870 a year ago.

•LiveRamp has 92 customers whose subscription contracts exceed $1 million in annual revenue, up 15% compared to the prior year period.

•During the second quarter, subscription net retention was 106% and platform net retention was 108%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $293 million, up 10% compared to the prior year period.

•During the second quarter, the Company announced it will reduce its real estate footprint resulting in restructuring charges of $12 million. Subsequent to the end of the second quarter, the Company announced it will reduce its current workforce by approximately 10% and further reduce its real estate footprint. Collectively, these actions are expected to result in annualized operating expense savings of $30 million to $35 million.

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Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the third quarter of fiscal 2023, LiveRamp expects to report:

•Revenue of approximately $158 million, an increase of 12% year-over-year

•GAAP operating loss of approximately $27 million

•Non-GAAP operating income of approximately $22 million

For fiscal 2023, LiveRamp raises its guidance and now expects to report:

•Revenue of between $595 million and $600 million, an increase of 13% year-over-year

•GAAP operating loss of approximately $102 million

•Non-GAAP operating income of approximately $60 million

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data connectivity platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2023 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to the ongoing COVID-19 pandemic, rising interest rates, cost increases and general inflationary pressure and the associated impacts on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some
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employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition and divestiture activities. Our international operations are also subject to risks, including war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2022 ended March 31, 2022, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2023.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, RampIDTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,
			$	%
	2022	2021	Variance	Variance

Revenues	$147,099	$127,290	$19,809	15.6%
Cost of revenue	42,304	35,079	7,225	20.6%
Gross profit	104,795	92,211	12,584	13.6%
% Gross margin	71.2%	72.4%

Operating expenses:
Research and development	46,139	35,788	10,351	28.9%
Sales and marketing	45,949	39,509	6,440	16.3%
General and administrative	28,718	23,078	5,640	24.4%
Gains, losses and other items, net	13,111	18	13,093	NA
Total operating expenses	133,917	98,393	35,524	36.1%

Loss from operations	(29,122)	(6,182)	(22,940)	(371.1)%
% Margin	(19.8)%	(4.9)%

Total other income, net	2,248	150	2,098	1,398.7%

Loss before income taxes	(26,874)	(6,032)	(20,842)	(345.5)%
Income tax expense	3,562	399	3,163	792.7%

Net loss	$(30,436)	$(6,431)	$(24,005)	(373.3)%

Basic loss per share	$(0.45)	$(0.09)	$(0.36)	(379.9)%

Diluted loss per share	$(0.45)	$(0.09)	$(0.36)	(379.9)%

Basic weighted average shares	67,096	68,042
Diluted weighted average shares	67,096	68,042

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the six months ended September 30,
			$	%
	2022	2021	Variance	Variance

Revenues	$289,342	$246,328	$43,014	17.5%
Cost of revenue	83,325	69,394	13,931	20.1%
Gross profit	206,017	176,934	29,083	16.4%
% Gross margin	71.2%	71.8%

Operating expenses:
Research and development	93,800	70,564	23,236	32.9%
Sales and marketing	97,229	81,488	15,741	19.3%
General and administrative	55,862	47,369	8,493	17.9%
Gains, losses and other items, net	13,850	1,296	12,554	968.7%
Total operating expenses	260,741	200,717	60,024	29.9%

Loss from operations	(54,724)	(23,783)	(30,941)	(130.1)%
% Margin	(18.9)%	(9.7)%

Total other income, net	2,947	30,751	(27,804)	(90.4)%

Income (loss) before income taxes	(51,777)	6,968	(58,745)	(843.1)%
Income tax expense (benefit)	5,877	(3,966)	9,843	248.2%

Net earnings (loss)	$(57,654)	$10,934	$(68,588)	(627.3)%

Basic earnings (loss) per share	$(0.85)	$0.16	$(1.01)	(630.7)%

Diluted earnings (loss) per share	$(0.85)	$0.16	$(1.01)	(640.7)%

Basic weighted average shares	67,750	68,185
Diluted weighted average shares	67,750	69,473

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended September 30,		For the six months ended September 30,
	2022	2021	2022	2021

Income (loss) before income taxes	$(26,874)	$(6,032)	$(51,777)	$6,968
Income tax expense (benefit)	3,562	399	5,877	(3,966)
Net earnings (loss)	$(30,436)	$(6,431)	$(57,654)	$10,934

Earnings (loss) per share:
Basic	$(0.45)	$(0.09)	$(0.85)	$0.16
Diluted	$(0.45)	$(0.09)	$(0.85)	$0.16

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$4,637	$4,612	$9,280	$9,257
Non-cash stock compensation (cost of revenue and operating expenses)	27,293	19,221	51,518	37,717
Transformation costs (general and administrative)	1,250	—	1,250	—
Restructuring and merger charges (gains, losses, and other)	13,111	18	13,850	1,296
Gain on retained profits interest (other income)	—	—	—	(30,052)
Total excluded items	46,291	23,851	75,898	18,218

Income before income taxes and excluding items	19,417	17,819	24,121	25,186
Income tax expense (benefit) (2)	4,557	(12)	5,794	853
Non-GAAP net earnings	$14,860	$17,831	$18,327	$24,333

Non-GAAP earnings per share:
Basic	$0.22	$0.26	$0.27	$0.36
Diluted	$0.22	$0.26	$0.27	$0.35

Basic weighted average shares	67,096	68,042	67,750	68,185
Diluted weighted average shares	67,568	69,333	68,384	69,473

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2022	2021	2022	2021

Loss from operations	$(29,122)	$(6,182)	$(54,724)	$(23,783)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,637	4,612	9,280	9,257
Non-cash stock compensation (cost of revenue and operating expenses)	27,293	19,221	51,518	37,717
Restructuring and merger charges (gains, losses, and other)	13,111	18	13,850	1,296
Transformation costs (general and administrative)	1,250	—	1,250	—
Total excluded items	46,291	23,851	75,898	48,270

Income from operations before excluded items	$17,169	$17,669	$21,174	$24,487

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended September 30,		For the six months ended September 30,
	2022	2021	2022	2021

Net earnings (loss)	$(30,436)	$(6,431)	$(57,654)	$10,934

Income tax expense (benefit)	3,562	399	5,877	(3,966)

Other income	(2,248)	(150)	(2,947)	(30,751)

Loss from operations	(29,122)	(6,182)	(54,724)	(23,783)

Depreciation and amortization	5,689	5,819	11,430	12,404

EBITDA	$(23,433)	$(363)	$(43,294)	$(11,379)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	27,293	19,221	51,518	37,717
Restructuring and merger charges (gains, losses, and other)	13,111	18	13,850	1,296

Other adjustments	41,654	19,239	66,618	39,013

Adjusted EBITDA	$18,221	$18,876	$23,324	$27,634

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	March 31,	$	%
	2022	2022	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$485,602	$600,162	$(114,560)	(19.1)%
Trade accounts receivable, net	157,711	148,343	9,368	6.3%
Refundable income taxes, net	29,971	30,354	(383)	(1.3)%
Other current assets	31,512	36,975	(5,463)	(14.8)%
Total current assets	704,796	815,834	(111,038)	(13.6)%

Property and equipment	45,614	45,001	613	1.4%
Less - accumulated depreciation and amortization	34,573	33,470	1,103	3.3%
Property and equipment, net	11,041	11,531	(490)	(4.2)%

Intangible assets, net	17,394	26,718	(9,324)	(34.9)%
Goodwill	362,517	363,845	(1,328)	(0.4)%
Deferred commissions, net	31,514	30,594	920	3.0%
Other assets, net	61,237	85,214	(23,977)	(28.1)%
	$1,188,499	$1,333,736	$(145,237)	(10.9)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$70,312	$83,197	$(12,885)	(15.5)%
Accrued payroll and related expenses	22,822	39,188	(16,366)	(41.8)%
Other accrued expenses	40,667	46,067	(5,400)	(11.7)%
Deferred revenue	16,397	16,114	283	1.8%
Total current liabilities	150,198	184,566	(34,368)	(18.6)%

Other liabilities	78,232	86,110	(7,878)	(9.1)%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	15,148	14,984	164	1.1%
Additional paid-in capital	1,780,803	1,721,118	59,685	3.5%
Retained earnings	1,363,339	1,420,993	(57,654)	(4.1)%
Accumulated other comprehensive income	1,925	5,730	(3,805)	(66.4)%
Treasury stock, at cost	(2,201,146)	(2,099,765)	(101,381)	4.8%
Total stockholders' equity	960,069	1,063,060	(102,991)	(9.7)%

	$1,188,499	$1,333,736	$(145,237)	(10.9)%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	(30,436)	(6,431)
Non-cash operating activities:
Depreciation and amortization	5,689	5,819
Loss on disposal or impairment of assets	(192)	29
Lease impairments	12,225	—
Provision for doubtful accounts	118	327
Deferred income taxes	31	141
Non-cash stock compensation expense	27,293	19,221
Changes in operating assets and liabilities:
Accounts receivable, net	(3,716)	(11,024)
Deferred commissions	(551)	(1,986)
Other assets	4,608	4,072
Accounts payable and other liabilities	5,080	447
Income taxes, net	(618)	368
Deferred revenue	1,844	(82)
Net cash provided by operating activities	21,375	10,901
Cash flows from investing activities:
Capital expenditures	(2,673)	(876)
Proceeds from sale of strategic investment	400	—
Net cash used in investing activities	(2,273)	(876)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	2	997
Shares repurchased for tax withholdings upon vesting of stock-based awards	(708)	(1,181)
Acquisition of treasury stock	(40,038)	(15,000)
Net cash used in financing activities	(40,744)	(15,184)
Effect of exchange rate changes on cash	(1,010)	(275)

Net change in cash and cash equivalents	(22,652)	(5,434)
Cash and cash equivalents at beginning of period	508,254	549,755
Cash and cash equivalents at end of period	485,602	544,321

Supplemental cash flow information:
Cash paid (received) for income taxes, net	4,165	(118)
Operating lease assets obtained in exchange for operating lease liabilities	—	35,691
Purchases of property, plant and equipment remaining unpaid at period end	187	195

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the six months ended September 30,
	2022	2021
Cash flows from operating activities:
Net earnings (loss)	(57,654)	10,934
Non-cash operating activities:
Depreciation and amortization	11,430	12,404
Loss on disposal or impairment of assets	(197)	142
Lease impairments	12,225	—
Gain on distribution from retained profits interest	—	(30,052)
Provision for doubtful accounts	1,115	1,282
Deferred income taxes	218	(771)
Non-cash stock compensation expense	51,518	37,717
Changes in operating assets and liabilities:
Accounts receivable, net	(11,449)	(18,073)
Deferred commissions	(920)	(5,369)
Other assets	8,960	23,408
Accounts payable and other liabilities	(29,477)	(36,829)
Income taxes, net	1,513	(632)
Deferred revenue	724	(501)
Net cash used in operating activities	(11,994)	(6,340)
Cash flows from investing activities:
Capital expenditures	(4,414)	(1,303)
Proceeds from sale of strategic investment	400	—
Cash paid in acquisitions, net of cash received	—	(8,368)
Distribution from retained profits interest	—	31,000
Net cash provided by (used in) investing activities	(4,014)	21,329
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	4,591	4,278
Shares repurchased for tax withholdings upon vesting of stock-based awards	(1,290)	(12,542)
Acquisition of treasury stock	(100,091)	(44,077)
Net cash used in financing activities	(96,790)	(52,341)
Effect of exchange rate changes on cash	(1,762)	(14)

Net change in cash and cash equivalents	(114,560)	(37,366)
Cash and cash equivalents at beginning of period	600,162	581,687
Cash and cash equivalents at end of period	485,602	544,321

Supplemental cash flow information:
Cash (received) for income taxes, net	4,169	(2,569)
Operating lease assets obtained in exchange for operating lease liabilities	—	35,691
Purchases of property, plant and equipment remaining unpaid at period end	187	195
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LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	FY2023

Net Cash Provided by (Used in) Operating Activities	$(17,241)	$10,901	$25,473	$58,944	$78,077	$(33,369)	$21,375	$(11,994)

Less:
Capital expenditures	(427)	(876)	(1,316)	(1,880)	(4,499)	(1,741)	(2,673)	(4,414)

Free Cash Flow to Equity	$(17,668)	$10,025	$24,157	$57,064	$73,578	$(35,110)	$18,702	$(16,408)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
									FY23 to FY22
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	FY2023	%	$

Revenues	$119,038	$127,290	$140,604	$141,725	$528,657	$142,243	$147,099	$289,342	15.6%	$19,809
Cost of revenue	34,315	35,079	38,557	39,476	147,427	41,021	42,304	83,325	20.6%	7,225
Gross profit	84,723	92,211	102,047	102,249	381,230	101,222	104,795	206,017	13.6%	12,584
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%	71.2%	71.2%

Operating expenses
Research and development	34,776	35,788	41,870	45,501	157,935	47,661	46,139	93,800	28.9%	10,351
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280	45,949	97,229	16.3%	6,440
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144	28,718	55,862	24.4%	5,640
Gains, losses and other items, net	1,278	18	—	183	1,479	739	13,111	13,850	NA	13,093
Total operating expenses	102,324	98,393	115,833	130,218	446,768	126,824	133,917	260,741	36.1%	35,524

Loss from operations	(17,601)	(6,182)	(13,786)	(27,969)	(65,538)	(25,602)	(29,122)	(54,724)	(371.1)%	(22,940)
% Margin	(14.8)%	(4.9)%	(9.8)%	(19.7)%	(12.4)%	(18.0)%	(19.8)%	(18.9)%

Total other income (expense), net	30,601	150	(241)	(47)	30,463	699	2,248	2,947	1,398.7%	2,098

Loss before income taxes	13,000	(6,032)	(14,027)	(28,016)	(35,075)	(24,903)	(26,874)	(51,777)	(345.5)%	(20,842)
Income taxes expense (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315	3,562	5,877	792.7%	3,163

Net earnings (loss)	$17,365	$(6,431)	$(15,375)	$(29,392)	$(33,833)	$(27,218)	$(30,436)	$(57,654)	(373.3)%	$(24,005)

Diluted earnings (loss) per share	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.85)	(379.9)%	$(0.36)

Some earnings (loss) per share amounts may not add due to rounding.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	FY2023

Income (loss) before income taxes	$13,000	$(6,032)	$(14,027)	$(28,016)	$(35,075)	$(24,903)	(26,874)	(51,777)
Income taxes (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315	3,562	5,877
Net earnings (loss)	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)	(30,436)	(57,654)

Earnings (loss) per share:
Basic	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.85)
Diluted	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.84)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643	4,637	9,280
Non-cash stock compensation (cost of revenue and operating expenses)	18,496	19,221	23,758	25,782	87,257	24,225	27,293	51,518
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739	13,111	13,850
Transformation costs (general and administrative)	—	—	—	—	—	—	1,250	1,250
Gain on retained profits interest (other income)	(30,052)	—	(183)	—	(30,235)	—	—	—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607	$46,291	$75,898

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	FY2023

Income before income taxes and excluding items	$7,367	$17,819	$14,195	$2,756	$42,137	$4,704	$19,417	$24,121
Income taxes expense (benefit)	865	(12)	4,271	3,391	8,515	1,237	4,557	5,794
Non-GAAP net earnings (loss)	$6,502	$17,831	$9,924	$(635)	$33,622	$3,467	$14,860	$18,327

Non-GAAP earnings (loss) per share:
Basic	$0.10	$0.26	$0.15	$(0.01)	$0.49	$0.05	$0.22	$0.27
Diluted	$0.09	$0.26	$0.14	$(0.01)	$0.48	$0.05	$0.22	$0.27

Basic weighted average shares	68,328	68,042	68,190	68,283	68,211	68,403	67,096	67,750
Diluted weighted average shares	69,605	69,333	69,938	68,283	69,560	69,195	67,568	68,384

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	FY2023
Expenses:
Cost of revenue	$34,315	$35,079	$38,557	$39,476	$147,427	$41,021	$42,304	$83,325
Research and development	34,776	35,788	41,870	45,501	157,935	47,661	46,139	93,800
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280	45,949	97,229
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144	28,718	55,862
Gains, losses and other items, net	1,278	18	—	183	1,479	739	13,111	13,850

Gross profit:	84,723	92,211	102,047	102,249	381,230	101,222	104,795	206,017
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%	71.2%	71.2%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643	4,637	9,280
Non-cash stock compensation (cost of revenue)	790	948	1,168	1,205	4,111	1,163	1,293	2,456
Non-cash stock compensation (research and development)	5,348	7,184	9,264	10,316	32,112	11,656	12,360	24,016
Non-cash stock compensation (sales and marketing)	6,793	6,749	7,329	7,715	28,586	5,884	6,116	12,000
Non-cash stock compensation (general and administrative)	5,565	4,340	5,997	6,546	22,448	5,522	7,524	13,046
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739	13,111	13,850
Transformation costs (general and administrative)	—	—	—	—	—	—	1,250	1,250
Gain on retained profits interest (other income)	$(30,052)	$—	$(183)	$—	(30,235)	—	—	—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607	$46,291	$75,898

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	FY2023
Expenses, excluding items:
Cost of revenue	$28,880	$29,519	$32,742	$33,464	$124,605	$35,215	$36,374	$71,589
Research and development	29,428	28,604	32,606	35,185	125,823	36,005	33,779	69,784
Sales and marketing	35,186	32,760	38,995	47,236	154,177	45,396	39,833	85,229
General and administrative	18,726	18,738	21,642	23,037	82,143	21,622	19,944	41,566

Gross profit, excluding items:	$90,158	$97,771	$107,862	$108,261	$404,052	$107,028	$110,725	$217,753
% Gross margin	75.7%	76.8%	76.7%	76.4%	76.4%	75.2%	75.3%	75.3%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	December 31, 2022	March 31, 2023

GAAP loss from operations	$(27,000)	$(102,000)

Excluded items:
Purchased intangible asset amortization	4,000	17,000
Non-cash stock compensation	26,000	105,000
Restructuring costs	14,000	33,000
Transformation costs	5,000	7,000
Total excluded items	49,000	162,000

Non-GAAP income from operations	$22,000	$60,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2023 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location
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strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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